Exhibit 10.1(f)

RUBICON TECHNOLOGY, INC.

AMENDMENT NO. 6

TO THE

RUBICON TECHNOLOGY, INC. 2001 EQUITY PLAN

This Amendment No. 6 (the “Amendment”) amends the 2001 Equity Plan, as amended by Amendment No. 1, dated as of November 6, 2001, Amendment No. 2, dated as of May 21, 2002, Amendment No. 3, dated as of May 28, 2004, Amendment No. 4, dated as of December 6, 2004, Amendment No. 5, dated as of June 28, 2005 (the “Plan”) of Rubicon Technology, Inc., a Delaware corporation. Except as expressly modified hereby, all of the terms and provisions of the Plan shall continue in full force and effect.

(a)	The first sentence of Section 3 of the Plan is hereby deleted in its entirety and the following substituted in its stead:

Subject to the provisions of Section 13 of the Plan and except as provided under Section 3(b) below, the maximum number of Shares which may be optioned or sold under the Plan is Sixteen Million Nine Hundred and Eight Thousand (16,908,000) Shares.

(b)	Section 3 of the Plan is hereby amended by (i) renumbering the first paragraph thereof as subsection (a), and (ii) adding the following as subsection (b):

(b) Upon the issuance of shares of the Company’s Series E Convertible Preferred Stock, $.001 par value per share, the number of Shares reserved under this Section 3 shall automatically be increased to be 12.5% of the fully diluted capital of the Company (assuming the full exercise of any outstanding options, warrants or other rights to purchase Common Stock or any preferred stock of the Company (excluding Options outstanding under this Plan and shares issued as a result of the exercise of Options under this Plan) and the full conversion of any preferred stock of the Company outstanding on that date); provided, however, that in no case shall the number of Shares reserved under the Plan be decreased as a result of the foregoing and no more than twenty percent (20%) of the Shares reserved under the Plan shall be subject, at any one time, to Incentive Stock Options.

2.	Adoption

This Amendment to the Plan has been adopted by the Board of Directors as of November 30, 2005 and the Stockholders as of November 30, 2005.